Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-182931, 333-176211, 333-159877, 333-105873, 333-91464, 333-84720, 333-59248, 333-43160, 333-86649, 333-65051, 333-44265, 333-136425, 333-116467, 333-38025, 333-140935, 333-154715, 333-19777-99, 333-167197 and 333-169505) of Harmonic Inc. of our report dated February 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLC
PricewaterhouseCoopers LLC
San Jose, California
February 28, 2014